Exhibit 10.1.3

                  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR
                  THE INFORMATION REPRESENTED BY A DAGGER [+]
                    HEREIN. THE OMITTED INFORMATION HAS BEEN
                      SEPARATELY FILED WITH THE SECURITIES
                            AND EXCHANGE COMMISSION.

                               SERVICES AGREEMENT

            SERVICES AGREEMENT, dated September 27th, 1999, between FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED, a Pennsylvania corporation ("Franklin"), and XIRCOM, INC. a California corporation ("Xircom").

                              W I T N E S S E T H :

            WHEREAS, pursuant to that certain Asset Purchase Agreement, dated the date hereof, between Xircom and Franklin (the "Purchase Agreement"), Franklin has sold certain assets to Xircom; and

            WHEREAS, as a condition to the closing of the transactions contemplated by the Purchase Agreement, Xircom and Franklin are required to enter into this Services Agreement.

            NOW, THEREFORE, Franklin and Xircom hereby agree as follows:

            FIRST: Services. Commencing on the date hereof and ending on March 31, 2000 (the "Term"), Franklin shall provide to Xircom the services set forth on Schedule 1 hereto (the "Services") as and when requested by Xircom upon not less than one week prior written notice. By separate written notice to Franklin, Xircom will appoint an official designated representative, who will have sole authority on behalf of Xircom to request and coordinate Services under this Agreement. Services shall be performed primarily at Franklin's Burlington, New Jersey facility. In the event Xircom desires to have Services performed at its facility in Thousand Oaks, California, Franklin will make personnel available on a reasonable basis, but not for periods longer than two weeks at a time, upon reasonable prior request from Xircom. Xircom will be responsible for all reasonable costs and expenses of travel, meals, transportation, lodging, etc. associated with performance of Services under this Agreement at Xircom's facility in Thousand Oaks, California.

            SECOND: Fees. Xircom shall pay Franklin fees in accordance with the rates set forth on Schedule 2 hereto. Franklin will invoice Xircom for Services rendered from time to time, and such fees will be due and payable within 30 days of Xircom's receipt of invoice.

            THIRD: Independent Contractor. All Services performed by Franklin shall be performed by Franklin as an independent contractor. Notwithstanding anything herein to the contrary, no partnership or joint venture has been, or is intended to be, created in or by this Services Agreement, as a result of the provision of the Services or otherwise.

                CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE
               INFORMATION REPRESENTED BY A DAGGER [+] HEREIN. THE OMITTED INFORMATION HAS BEEN SEPARATELY FILED WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.

            FOURTH: Software Developer's Kit; Completed Products. Within 30 days of completion thereof, Xircom shall, at Xircom's sole expense, provide to Franklin [+].

            FIFTH: Intellectual Property. All intellectual property resulting from the Services shall be owned by Xircom. Subject to the limitations and conditions provided below in this Article FIFTH, Xircom hereby grants back to Franklin a limited, perpetual, worldwide, non-exclusive, royalty-free license to make, use, sell and copy any such intellectual property solely in connection with and for use in products manufactured or sold by Franklin or its successors and assigns. Other than traditional end user licenses granted to purchasers of Franklin products, Franklin shall have no right to grant sublicenses to any intellectual property licensed to Franklin hereunder by Xircom. Any sale, license or distribution by Franklin of any such intellectual property shall be accompanied by appropriate usage restrictions which prohibit decompiling, reverse engineering, or other comparable attempts to secure access to intellectual property not otherwise provided by right to the end user. Any independent sale, license or distribution by Franklin of any such intellectual property shall require that the recipient use such intellectual property solely with and in products manufactured and sold by Franklin. Nothing contained in this Article FIFTH shall in any way negate, supersede, limit, or be interpreted as overriding any restrictions on competition imposed on Franklin under the Purchase Agreement.

            SIXTH: Miscellaneous.

            6.1. Assignment. This Services Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Services Agreement and the rights, licenses and obligations of the parties hereto may not be assigned without the prior written consent of the other party hereto.

            6.2. No Modification Except in Writing. This Services Agreement may not be changed, modified or amended except by a writing signed by the party to be charged and then only to the extent therein set forth.

            6.3. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(i) when delivered personally against written receipt therefor or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested, or (iii) when received by telecopy (provided that it is confirmed by a means specified in clause (i) or (ii)), addressed as follows:

If to Franklin, to:

      Franklin Electronic Publishers, Incorporated
      One Franklin Plaza
      Burlington, NJ  08016-4907
      Attention: Gregory J. Winsky
      Facsimile: (609) 387-2666
      Telephone: (609) 386-2500

with a copy to:

      Rosenman & Colin LLP
      575 Madison Avenue
      New York, New York 10022
      Attention: Edward H. Cohen, Esq.
      Facsimile: (212) 940-8776
      Telephone: (212) 940-8580

If to Xircom, to:

      Xircom, Inc.
      2300 Corporate Center Drive
      Thousand Oaks, CA  91320
      Attention: General Counsel
      Facsimile: (805) 375-8164
      Telephone: (805) 376-6910

with a copy to:

      Nordman, Cormany, Hair & Compton
      1000 Town Center Drive
      Sixth Floor
      Oxnard, CA  93030
      Attention: Christopher K. Kitasaki, Esq.
      Facsimile: (805) 988-8387
      Telephone: (805) 988-8358

            or to such other address as such party may indicate by a notice delivered to the other parties.

            6.4. Governing Law. This Services Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within said State, without giving effect to the conflict of laws principles thereof.

            6.5. Severability. If any provision of this Services Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Services Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Services Agreement.

            6.6. Entire Agreement. This Services Agreement, including the Schedules hereto, sets forth the entire agreement and understanding between Franklin and Xircom as to the subject matter hereof, and, except as provided in Article FIFTH as regards the noncompetition provisions of the Purchase Agreement, merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them regarding the providing of Services by Franklin to Xircom. Neither Franklin nor Xircom shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Services Agreement.

            6.7. Captions. The captions appearing in this Services Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Services Agreement or any of the provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Services Agreement as of the day and year first above written.

XIRCOM, INC.                                 FRANKLIN ELECTRONIC PUBLISHERS,
                                             INCORPORATED

By: R. Holliday                              By: Gregory J. Winsky
    -----------------------------------         --------------------------------
    Name: Randell H. Holliday                    Name: Gregory J. Winsky
    Title: Secretary and General Counsel         Title: Executive Vice President

                CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE
               INFORMATION REPRESENTED BY A DAGGER [+] HEREIN. THE OMITTED INFORMATION HAS BEEN SEPARATELY FILED WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.

                                   SCHEDULE 1

                               Services Agreement

1. Software Services: To assist Xircom's employees to assimilate the architecture of the software described in Schedule 1.2(a) of the Purchase Agreement or the Franklin Software as described in Exhibit A of the License Agreement attached as an exhibit to the Purchase Agreement and to assist Xircom's employees to [+].

      Maximum* man hours per week:  40/week for first 3 months of the Term,
                                    20/week thereafter

2.    [+].

      Maximum* man hours per week:  40/week for first 3 months of the Term,
                                    20/week thereafter

3.    Mechanical Design Services:   To assist Xircom's employees to[+].

      Maximum* man hours per week:  20/week for first 3 months of the Term,
                                    10/week thereafter

      * exclusive of travel or transit time associated with Services performed at Xircom's facility in Thousand Oaks, California

                                   SCHEDULE 2

                                      Fees

1.    Software Services:          $200.00/hour

2.    [+]: $200.00/hour

3.    Mechanical Design Services: $200.00/hour